UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2026
Ares Industrial Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Tabor Center,
1200 Seventeenth Street, Suite 2900
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.
Most Recent Transaction Price and Net Asset Value Per Share
August 1, 2026 Transaction Price
The transaction price for each of our share classes is equal to such share class’s NAV per share as of June 30, 2026. A calculation of the NAV per share is set forth below.
June 30, 2026 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/aireit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.
As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, affiliates of the sponsor and the Advisor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.
The following table sets forth the components of Aggregate Fund NAV as of June 30, 2026 and May 31, 2026:

	As of
(in thousands)	June 30, 2026	May 31, 2026
Investments in industrial properties	$9,965,200	$9,936,750
Investments in unconsolidated joint venture partnerships	9,770	12,964
Investments in real estate debt and securities	647,075	642,848
DST Program Loans	46,158	45,951
Total investments	10,668,203	10,638,513
Cash and cash equivalents	31,596	53,298
Restricted cash	12,995	13,070
Other assets	83,229	85,586
Line of credit, term loans and mortgage notes	(4,742,738)	(4,787,741)
Secured financings on investments in real estate debt securities	(46,949)	(47,928)
Financing obligations associated with our DST Program	(731,063)	(704,083)
Other liabilities	(153,114)	(138,218)
Accrued performance participation allocation	(11,812)	(15,336)
Accrued fixed component of advisory fee	(6,076)	(6,047)
Aggregate Fund NAV	$5,104,271	$5,091,114
Total Fund Interests outstanding	383,487	383,085

The following table sets forth the NAV per Fund Interest as of June 30, 2026 and May 31, 2026:

(in thousands, except per Fund		Class T-R	Class D-R	Class I-R	Class S-PR	Class D-PR	Class I-PR
Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of June 30, 2026
Monthly NAV	$5,104,271	$895,472	$231,074	$2,167,102	$241,666	$1,946	$190,004	$1,377,007
Fund Interests outstanding	383,487	67,277	17,361	162,816	18,156	146	14,275	103,456
NAV Per Fund Interest	$13.3101	$13.3101	$13.3101	$13.3101	$13.3101	$13.3101	$13.3101	$13.3101
As of May 31, 2026
Monthly NAV	$5,091,114	$900,488	$232,381	$2,170,085	$229,174	$1,940	$179,137	$1,377,909
Fund Interests outstanding	383,085	67,758	17,486	163,290	17,244	146	13,479	103,682
NAV Per Fund Interest	$13.2898	$13.2898	$13.2898	$13.2898	$13.2898	$13.2898	$13.2898	$13.2898
Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of June 30, 2026, we estimated approximately $141 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.
The valuations of our real properties as of June 30, 2026, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.6%
Discount rate / internal rate of return	7.3%
Average holding period (years)	10.1
A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

			Increase
			(Decrease) to
	Hypothetical		the Fair Value of
Input	Change		Real Properties
Exit capitalization rate (weighted-average)	0.25%	decrease	3.0%
	0.25%	increase	(2.8)%
Discount rate (weighted-average)	0.25%	decrease	2.0%
	0.25%	increase	(2.0)%

Distributions
We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.0525 per share for the month of June 2026. These distributions were paid to all stockholders of record as of the close of business on June 30, 2026, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.
Update on Our Assets and Activities
As of June 30, 2026, we directly owned and managed a real estate portfolio that included 276 industrial buildings totaling approximately 58 million square feet located in 31 markets throughout the U.S. and was 88% occupied (89% leased).
As of June 30, 2026, our leverage ratio was approximately 45% (calculated as outstanding principal balance of our borrowings, including secured financings on investments in real estate debt securities, less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships and investments in real estate debt and securities not associated with the DST Program, as determined in accordance with our valuation procedures) and the weighted-average interest rate of our consolidated borrowings was 4.40%.
For the quarter ended June 30, 2026, we raised gross proceeds of approximately $146 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $6 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for April, May and June, which were redeemed in full on May 1, 2026, June 1, 2026 and July 1, 2026, respectively, was $105 million.

Update on Real Properties
As of June 30, 2026 our real estate portfolio included:
•274 industrial buildings totaling approximately 58 million square feet comprised our operating portfolio, which includes stabilized properties, and was 89% occupied (89% leased) with a weighted-average remaining lease term (based on square feet) of approximately 3.7 years; and
•Two industrial buildings totaling approximately 189 thousand square feet comprised our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.
During the trailing 12 months ended June 30, 2026, we transacted approximately 9 million square feet of new and renewal leases, and rent growth on comparable leases averaged 38%, calculated using cash basis rental rates (46% when calculated using GAAP basis rental rates). As of June 30, 2026, rents across our portfolio were estimated to be 16% below market (on a weighted-average basis).
Acquisitions. During the three months ended June 30, 2026, we acquired six industrial buildings for a contractual purchase price of $169 million.
Dispositions. During the three months ended June 30, 2026, we sold one industrial building for a gross sales price of $19 million. Our accounting basis (net of accumulated depreciation and amortization) for this building as of the disposition date was approximately $15 million.
Building Types. Our industrial buildings consist primarily of warehouse distribution facilities suitable for single or multiple customers. The following table summarizes our portfolio by building type as of June 30, 2026:

Building Type	Description	Percent of Rentable Square Feet
Bulk distribution	Building size of 150,000 to over 1 million square feet, single or multi-customer	78%
Light industrial	Building size of less than 150,000 square feet, single or multi-customer	22
Flex industrial	Includes assembly or research and development, primarily multi-customer	—
		100%

Portfolio Overview and Market Diversification. As of June 30, 2026, the average effective annual rent of our total real estate portfolio (calculated by dividing total annualized base rent, which includes the impact of any contractual tenant concessions (cash basis), by total occupied square footage) was approximately $8.28 per square foot. The following table summarizes certain operating metrics of our portfolio by market as of June 30, 2026:

	Number of	Rentable	Occupied	Leased
($ and square feet in thousands)	Buildings	Square Feet	Rate (1)	Rate (1)	Annualized Base Rent (2)
Operating Properties:
Atlanta	19	3,949	87%	87%	$26,816	6%
Austin	6	562	76	76	4,624	1
Bay Area	3	845	89	89	9,409	2
Boston	4	606	100	100	5,892	1
Central Florida	11	2,195	91	91	16,072	4
Central Valley	9	2,280	87	87	14,957	4
Charlotte	1	210	100	100	1,178	—
Chicago	28	5,714	90	95	33,712	8
Cincinnati	2	705	100	100	4,023	1
Columbus	4	996	100	100	6,162	1
Dallas	18	5,973	92	92	34,090	8
D.C. / Baltimore	11	1,196	97	97	12,982	3
Denver	4	536	100	100	5,116	1
Houston	16	3,125	100	100	21,432	5
Indianapolis	5	2,591	85	85	10,737	3
Las Vegas	7	1,118	72	72	9,551	2
Louisville	5	1,579	100	100	7,445	2
Memphis	10	3,598	90	90	15,259	4
Nashville	3	1,254	71	71	6,787	2
New Jersey	17	3,526	98	98	39,044	9
Pennsylvania	16	2,937	61	66	17,308	4
Phoenix	6	654	82	82	5,119	1
Portland	3	716	66	66	4,547	1
Reno	6	1,422	100	100	9,953	2
Salt Lake City	5	1,003	92	92	7,577	2
San Antonio	1	96	33	33	306	—
San Diego	7	694	61	61	6,109	1
Savannah	2	519	100	100	3,122	1
Seattle	13	2,305	99	99	24,260	6
South Florida	13	2,317	91	92	24,725	6
Southern California	19	3,006	79	79	39,020	9
Total operating	274	58,227	89	89	427,334	100
Value-Add Properties:
Houston	1	129	63	63	517	—
New Jersey	1	60	—	—	—	—
Total value-add properties	2	189	43	43	517	—
Total portfolio	276	58,416	88%	89%	$427,851	100%
_________________________________________________________________________
(1)The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.
(2)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of June 30, 2026, multiplied by 12.

The following table sets forth the top 10 geographic allocations of our real estate portfolio based on fair value as of June 30, 2026:

($ in thousands)	Number of Buildings	Fair Value of Real Property (1)	% of Fair Value
New Jersey	18	$961,450	10%
Dallas	18	839,450	8
Southern California	19	795,800	8
Chicago	28	777,000	8
South Florida	13	670,800	7
Atlanta	19	617,000	6
Pennsylvania	16	512,450	5
Seattle	13	497,450	5
Houston	17	452,950	4
Central Florida	11	355,300	4
Other	104	3,485,550	35
Total Portfolio	276	$9,965,200	100%
_________________________________________________________________________
(1)Comprised of $9.9 billion of real property in our operating portfolio, which includes stabilized properties and $33 million of real property in our value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.
Lease Terms. Lease terms typically range from one to 10 years and often include renewal options. Leases that are structured on a “triple net basis,” in which customers pay their proportionate share of real estate taxes, insurance, common area maintenance, and certain other operating costs, account for 99% of our total leased portfolio, based on number of leases. In addition, most of our leases include fixed rental increases or Consumer Price Index-based rental increases.
Lease Expirations. As of June 30, 2026, the weighted-average remaining lease term (based on square feet) of our total occupied portfolio was approximately 3.7 years, excluding renewal options. The following table summarizes the lease expirations of our occupied portfolio for leases in place as of June 30, 2026, without giving effect to the exercise of renewal options or termination rights, if any:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)		Occupied Square Feet
Remainder of 2026 (2)	26	$18,474	4%	2,612	5%
2027	89	70,792	17	9,336	18
2028	105	77,453	18	8,968	17
2029	84	66,545	16	8,010	16
2030	54	55,893	13	6,488	13
2031	51	37,843	9	4,474	9
2032	40	45,840	11	5,686	11
2033	8	5,507	1	586	1
2034	9	24,681	6	2,696	5
2035	2	673	—	42	—
Thereafter	15	24,150	5	2,763	5
Total occupied	483	$427,851	100%	51,661	100%
_________________________________________________________________________
(1)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of June 30, 2026, multiplied by 12.
(2)Includes one lease totaling approximately 490 thousand square feet that expired on June 30, 2026.

Customer Diversification. As of June 30, 2026, none of our customers individually represented more than 10% of total occupied square feet or total annualized base rent of our portfolio. The following table reflects the 10 largest customers of our portfolio, based on annualized base rent, which occupied a combined 10 million square feet as of June 30, 2026:

Customer	% of Total Annualized Base Rent (1)	% of Total Occupied Square Feet
Amazon	7%	7%
B. Braun Medical	3	1
Mondelez Global, LLC	2	2
Radial, Inc.	2	3
Estes Forwarding Worldwide	2	1
Maersk	2	1
East Coast/West Coast Logistics, LLC	1	1
FedEx Corporation	1	2
US Elogistics Service Corp	1	1
KeHE Distributors, Inc.	1	1
Total	22%	20%
_________________________________________________________________________
(1)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of June 30, 2026, multiplied by 12.
The majority of our customers do not have a public corporate credit rating. We evaluate creditworthiness and financial strength of prospective customers based on financial, operating and business plan information that is provided to us by such prospective customers, as well as other market, industry, and economic information that is generally publicly available.
Industry Diversification. The table below illustrates the diversification of our portfolio by industry classifications of our customers as of June 30, 2026:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)		Occupied Square Feet
Transportation / Logistics	59	$78,636	18%	8,812	17%
eCommerce / Fulfillment	28	47,657	11	6,341	12
Food & Beverage	35	37,174	9	4,312	8
Storage / Warehousing	40	32,461	8	4,130	8
Auto	29	23,925	6	3,338	6
Manufacturing	39	22,394	5	2,750	5
Home Furnishings	16	17,510	4	2,154	4
Medical Products / Equipment	5	15,123	4	1,021	2
Computer / Electronics	20	13,590	3	1,535	3
Electrical / Wire	12	12,420	3	1,768	3
Other	200	126,961	29	15,500	32
Total	483	$427,851	100%	51,661	100%
_________________________________________________________________________
(1)Annualized base rent is calculated as monthly base rent, including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of June 30, 2026, multiplied by 12.

Update to Plan Administrator Contact Information
Our current Class T-R, Class D-R and Class I-R public offering prospectus (the “Prospectus”) included in our Registration Statement on Form S-3 (File No. 333-255376) is hereby updated to reflect that the name of our Plan Administrator for our distribution reinvestment plan (the “Plan”) is SS&C Technologies. Accordingly, all references to “SS&C GIDS, Inc.” in the Prospectus are hereby replaced with references to “SS&C Technologies.”
In addition, the sections of the Prospectuses captioned, “Summary of Our Fifth Amended and Restated Distribution Reinvestment Plan—Enrollment, —Plan Administrator and —Contact for Answers to Questions Regarding the Plan” are hereby updated to reflect that the following addresses should be used for communications sent to our Plan Administrator (the “regular mail” address should be used for inquiries concerning the Plan):

For regular mail:	For overnight deliveries:
Ares Industrial Real Estate Income Trust Inc.	Ares Industrial Real Estate Income Trust Inc.
C/O SS&C Technologies	C/O SS&C Technologies
PO Box 219079	801 Pennsylvania Avenue, Suite 219079
Kansas City, Missouri 64105	Kansas City, Missouri 64105

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “could,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, present and future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are difficulties in economic conditions generally and the real estate, debt, and securities markets specifically, including the impact of inflation, changes in interest rates, developments related to tariffs and trade policies and the resulting impacts on market volatility and global trade and the conflicts in Ukraine and in the Middle East, legislative or regulatory changes, including changes to the laws governing the taxation of real estate investment trusts (“REITs”), risks associated with acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability to pay rent, changes to accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including our ability to continue to qualify as a REIT, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent periodic and current reports filed with the SEC. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

July 17, 2026	By:	/s/ TAYLOR M. PAUL
		Name:	Taylor M. Paul
		Title:	Managing Director, Chief Financial Officer and Treasurer